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                                                                    EXHIBIT 23.4

                         CONSENT OF VINSON & ELKINS LLP


         We hereby consent to the use in the Second Amendment to Registration Statement on Form S-1 (File No. 333-76911) of our opinion, dated June 28, 1999, as to the legality of the securities registered thereby (Exhibit 5.1 thereto) and our opinion, dated June 28, 1999, as to certain tax matters arising in connection with the securities registered thereby (Exhibit 8.1).


Dallas, Texas
July 28, 1999

                                                      /s/ Vinson & Elkins LLP